CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-3240) pertaining to the 1996 Restricted Stock Plan, 1995 Outside Directors' Stock Award Plan, and 1993 Employee Stock Incentive Plan of FAC Realty, Inc. of our report dated January 31, 1997, except for Notes 10 and 12 as to which the date is March 27, 1997, with respect to the consolidated financial statements and schedule of FAC Realty, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                  /s/ Ernst & Young LLP

Raleigh, North Carolina
April 11, 1997